                                                                    EXHIBIT 11.1

                                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                         Three Months Ended                 Nine Months Ended
                                                           September 30,                      September 30,
                                                           -------------                      -------------
                                                       1996              1995             1996             1995
                                                       ----              ----             ----            ----

Weighted average common shares outstanding ...       13,502,000          789,000        12,178,000          658,000

Effect of Convertible Preferred Stock
    -- assumed converted at date of issuance .               --        6,599,000                --        6,599,000

Effect of Common and Common
    equivalent Shares issued by the Company
    during the twelve month period immediately
    preceding the Company's initial public
    offering in November 1995, as if they
    were outstanding for all periods presented
    prior to the inital public offering
    (using the treasury stock method) ........               --               --                --          533,000
                                                   ------------      -----------      ------------      -----------

Shares used in computing
    net loss per share .......................       13,502,000        7,388,000        12,178,000        7,790,000

Net loss .....................................     $ (5,349,407)     $(2,430,861)     $(12,021,489)     $(5,432,055)
                                                   ============      ===========      ============      ===========

Net loss per share ...........................     $       (.40)     $      (.33)     $       (.99)     $      (.70)
                                                   ============      ===========      ============      ===========

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